Exhibit 99.1

InfoSpace Announces Third Quarter 2011 Results

BELLEVUE, Wash., October 27, 2011 (BUSINESS WIRE) — InfoSpace, Inc. (NASDAQ: INSP) today announced financial results for the third quarter ended September 30, 2011.

“InfoSpace had a great third quarter,” said Bill Ruckelshaus, President and Chief Executive Officer of InfoSpace. “We continue to execute on our business goals while also generating consistent cash flow from operations. We are pleased with revenue growth, both when compared to the prior quarter and the prior year. Additionally, we remain focused on acquisition opportunities to enhance long-term value for InfoSpace shareholders.”

•	Revenues for the third quarter of 2011 were $56.3 million, compared to revenues of $50.5 million for the third quarter of 2010.

•	Net income for the third quarter of 2011 was $2.7 million, or $0.07 per diluted share, compared to net loss of $0.1 million, or $0.00 per share, for the third quarter of 2010.

•	Adjusted EBITDA, as defined below, was $8.5 million for the third quarter of 2011, compared to $6.6 million for the third quarter of 2010.

•

Non-GAAP net income, as defined below, which excludes non-cash income taxes, was $3.8 million, or $0.10 per diluted share for the third quarter of 2011 compared to $1.7 million, or $0.05 per diluted share, for the third quarter of 2010.

•	Cash, cash equivalents, and marketable securities as of September 30, 2011 totaled $279.3 million. At the end of the quarter, the Company had no debt obligations.

Fourth Quarter Outlook

For the fourth quarter of 2011, the Company expects revenues to be between $58 million and $61 million, Adjusted EBITDA to be between $7.5 million and $8.5 million, and net income to be between $3.5 million and $4.5 million, or $0.09 to $0.11 per diluted share.

Other Developments

The Company has been informed by its independent registered public accounting firm, Deloitte & Touche LLP, that the Public Company Accounting Oversight Board (“PCAOB”) conducted an inspection of the audit that Deloitte & Touche LLP performed relating to the Company’s financial statements as of and for the year ended December 31, 2010. Deloitte & Touche has also informed the Company that in connection with this inspection the PCAOB has raised certain questions regarding the Company’s accounting treatment of goodwill of $12.7 million relating to its acquisition of Make the Web Better in the second quarter of 2010. As a result, the Company is currently evaluating these questions and considering whether any change to the Company’s accounting for this transaction would be necessary. If the Company were to determine that a change in the accounting for this transaction is necessary, the Company expects to be required to restate its financial statements for the second quarter of 2010 and all subsequent periods, including its audited financial statements for the year ended December 31, 2010. Any change in the accounting would likely result in a non-cash charge, and the resulting restatement would not affect the Company’s previously reported revenue or Adjusted EBITDA. The Company believes that any such restatement would primarily impact 2010, and that it would not have a material effect on the quarter ended September 30, 2011.

Conference Call and Webcast

A conference call will be held today at 2 p.m. Pacific time / 5 p.m. Eastern time. The live webcast can be accessed in the Investor Relations section of the InfoSpace corporate website, at http://www.infospaceinc.com.

Non-GAAP Financial Measures

InfoSpace’s Adjusted EBITDA is calculated by adjusting net income determined in accordance with generally accepted accounting principles (“GAAP”) to exclude the effects of discontinued operations (including loss from discontinued operations, net of taxes, and loss on sale of discontinued operations, net of taxes),of income taxes, depreciation, amortization of intangible assets, stock-based compensation expense, and other loss, net (which includes such items as adjustments to the fair values of contingent liabilities related to business combinations, gains on resolutions of contingencies, interest income, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed in the accompanying table to the preliminary condensed consolidated financial statements (unaudited).

InfoSpace’s management believes that Adjusted EBITDA provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses and gains that management believes are not indicative of its core business operating results. InfoSpace uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. InfoSpace believes that Adjusted EBITDA is a common measure used by investors and analysts to evaluate its performance, that it provides a more complete understanding of the results of operations and trends affecting the Company's business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. A table reconciling the Company's Adjusted EBITDA to net income, which the Company's management believes to be the most comparable GAAP measure, accompanies the preliminary condensed consolidated unaudited financial statements in this release.

InfoSpace's Non-GAAP net income is calculated by adjusting GAAP net income to exclude the effects of discontinued operations (including loss from discontinued operations, net of taxes, and loss on sale of discontinued operations, net of taxes) and non-cash income taxes from continuing operations, as detailed in the accompanying table to the preliminary condensed consolidated financial statements (unaudited). Non-cash income tax expense from continuing operations represents a reduction in cash taxes from continuing operations primarily attributable to the utilization of U.S. net operating losses. InfoSpace’s management believes that this non-GAAP measure provides meaningful supplemental information regarding the Company’s performance.

Adjusted EBITDA and non-GAAP net income should be evaluated in light of the Company's financial results prepared in accordance with GAAP, and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income.

About InfoSpace, Inc.

InfoSpace, Inc., a leading developer of metasearch products, is focused on bringing the best of the Web to Internet users. InfoSpace's proprietary metasearch technology combines the top results from several of the largest online search engines, providing fast and comprehensive search results. InfoSpace sites include Dogpile® (www.dogpile.com), InfoSpace.com® (www.infospace.com), MetaCrawler® (www.metacrawler.com), WebCrawler® (www.webcrawler.com), and WebFetch® (www.webfetch.com). InfoSpace's metasearch technology is also available on nearly 100 partner sites, including content, community, and connectivity sites. In addition, the Company operates an innovative online search engine optimization tool, WebPosition® (www.webposition.com). Additional information may be found at www.infospaceinc.com.

InfoSpace.com, InfoSpace, Dogpile, MetaCrawler, WebCrawler, WebFetch, and other marks are trademarks of InfoSpace, Inc.

###

Investor Contact:

Stacy Ybarra, InfoSpace

(425) 709-8127

stacy.ybarra@infospace.com

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: general economic, industry, and market sector conditions; the timing and extent of market acceptance of developed products and services and related costs; our dependence on companies to distribute our products and services; future acquisitions; the successful execution of the Company’s strategic initiatives, operating plans, and marketing strategies; the condition of our cash investments; and the completion of the review of our financial statements for the third quarter of 2011. A more detailed description of these and certain other factors that could affect actual results is included in InfoSpace, Inc.’s most recent Annual Report on Form 10-K and subsequent reports filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace, Inc. undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

InfoSpace, Inc.

Preliminary Condensed Consolidated Statements of Operations (1)

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
Revenues:	$56,257	$50,524	$162,199	$164,660
Cost of sales:	38,237	28,849	105,760	101,550

Gross profit	18,020	21,675	56,439	63,110
Expenses and other income:
Engineering and technology (2)	1,806	2,197	5,254	6,643
Sales and marketing (2)	4,888	7,305	16,757	21,101
General and administrative (2)	6,513	9,213	16,643	22,719
Depreciation	475	804	1,689	2,438
Other loss, net (3)	456	493	274	4,152

Total expenses and other loss	14,138	20,012	40,617	57,053

Income from continuing operations before income taxes	3,882	1,663	15,822	6,057
Income tax expense	(1,204)	(81)	(4,992)	(1,501)

Income from continuing operations	2,678	1,582	10,830	4,556

Discontinued operations: (1)
Loss from discontinued operations, net of taxes (2)	—	(1,684)	(2,253)	(2,444)
Loss on sale of discontinued operations, net of taxes	—	—	(7,674)	—

Net income (loss)	$2,678	$(102)	$903	$2,112

Earnings per share - Basic
Income from continuing operations	$0.07	$0.04	$0.29	$0.13
Loss from discontinued operations	—	(0.04)	(0.06)	(0.07)
Loss on sale of discontinued operations, net of taxes	—	—	(0.20)	—

Net income (loss) per share - Basic	$0.07	$0.00	$0.03	$0.06

Earnings per share - Diluted
Income from continuing operations	$0.07	$0.04	$0.28	$0.12
Loss from discontinued operations	—	(0.04)	(0.06)	(0.07)
Loss on sale of discontinued operations	—	—	(0.20)	—

Net income (loss) per share - Diluted	$0.07	$0.00	$0.02	$0.05

Weighted average shares outstanding used incomputing basic income per share	38,568	35,969	37,451	35,731

Weighted average shares outstanding used incomputing diluted income per share	39,158	35,969	38,131	36,770

(1)

In the nine months ended September 30, 2011, the Company completed the sale of its Mercantila e-commerce business. The operating results of that business have been presented as discontinued operations for all periods presented. Income taxes related to discontinued operations were a benefit of $1.3 million for the nine months ended September 30, 2011. Income taxes related to discontinued operations were $0.6 million and $0.7 million for the three and nine months ended September 30, 2010, respectively. A loss, net of an income tax benefit of $5.1 million, on the sale of the Mercantila business was recorded for the nine months ended September 30, 2011. Revenue, operating expenses and income taxes, loss from discontinued operations and the loss on sale of these discontinued operations are presented below (in thousands):

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
E-Commerce
Revenue	$—	$11,193	$16,894	$18,232
Operating expenses and income taxes		12,877	19,147	20,676

Loss from discontinued operations, net of taxes	$—	$(1,684)	$(2,253)	$(2,444)

Loss on sale of discontinued operations, net of taxes	$—	$—	$(7,674)	$—

(2)	Stock-based compensation expense for the three and nine months ended September 30, 2011 and 2010 is allocated among the following captions (in thousands):

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
Cost of sales	$37	$137	$234	$390
Engineering and technology	251	175	684	1,037
Sales and marketing	177	834	829	2,372
General and administrative	2,584	1,562	4,673	4,979
Discontinued operations	—	354	(159)	522

Total stock-based compensation expense	$3,049	$3,062	$6,261	$9,300

(3)

In the three and nine months ended September 30, 2011, the Company recorded charges of $0.5 million and $2.0 million, respectively, as a result of the increase in the estimated fair value of a contingent liability related to operation of the assets acquired on April 1, 2010 from Make The Web Better. In the nine months ended September 30, 2011,

InfoSpace, Inc.

Preliminary Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	September 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$59,805	$155,645
Short-term investments, available-for-sale	219,470	98,091
Accounts receivable, net	20,095	19,189
Other receivables, net	2,170	1,185
Prepaid expenses and other current assets, net	1,314	2,163
Assets of discontinued operations	—	16,161

Total current assets	302,854	292,434
Property and equipment, net	6,055	7,304
Goodwill	57,465	57,465
Other intangible assets, net	282	282
Other long-term assets, net	3,999	4,258

Total assets	$370,655	$361,743

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,685	$2,699
Accrued expenses and other current liabilities	20,748	39,518
Liabilities from discontinued operations	—	7,777

Total current liabilities	29,433	49,994
Other long-term liabilities	758	955

Total liabilities	30,191	50,949
Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	1,351,004	1,322,265
Accumulated deficit	(1,010,570)	(1,011,473)
Accumulated other comprehensive income (loss)	26	(2)

Total stockholders’ equity	340,464	310,794

Total liabilities and stockholders’ equity	$370,655	$361,743

Summary of cash, cash equivalents, and short-term investments:
Cash and cash equivalents	$59,805	$155,645
Short-term investments, available-for-sale	219,470	98,091

Cash, cash equivalents, and short-term investments	$279,275	$253,736

InfoSpace, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Nine months ended
	September 30,	September 30,
	2011	2010
Operating activities:
Net income	$903	$2,112
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Loss on sale of discontinued operations	7,674	—
Loss from discontinued operations	2,253	2,444
Stock-based compensation	4,488	8,778
Warrant-related stock-based compensation	1,932	—
Depreciation and amortization of intangible assets	3,942	5,212
Earn-out contingent liability adjustments	2,000	—
Gain on resolution of contingent liability	(1,500)	—
Deferred income taxes	(197)	—
Excess tax benefits from stock-based award activity	—	(1,097)
Amortization of premium on investments, net	285	1,271
Loss on disposal of assets	16	1,180
Other	(24)	(19)
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(882)	12,091
Other receivables	(985)	(140)
Prepaid expenses and other current assets	849	617
Other long-term assets	(150)	251
Accounts payable	5,981	(3,582)
Accrued expenses and other current and long-term liabilities	(13,529)	(4,575)

Net cash provided by operating activities of continuing operations	13,056	24,543
Investing activities:
Purchases of property and equipment	(2,507)	(1,576)
Other long-term assets	409	—
Business acquisition, net of cash acquired	—	(8,000)
Proceeds from the sale of assets	—	307
Proceeds from sales of investments	—	52,722
Proceeds from maturities of investments	83,141	156,005
Purchases of investments	(204,777)	(159,091)

Net cash provided (used) by investing activities of continuing operations	(123,734)	40,367
Financing activities:
Proceeds from stock option exercises and issuance of stock through employee stock	16,664	2,236
Proceeds from the sale of common stock	7,000	—
Tax payments from shares withheld upon vesting of restricted stock units	(1,388)	(2,891)
Earn-out payments for business acquisition	(423)	—
Repayment of capital lease obligation	(221)	(439)
Excess tax benefits from stock-based award activity	—	1,097

Net cash provided by financing activities of continuing operations	21,632	3
Discontinued operations:
Net cash used by operating activities attributable to discontinued operations	(6,156)	(4,621)
Net cash used by investing activities attributable to discontinued operations	(638)	(8,007)

Net cash used by discontinued operations	(6,794)	(12,628)
Net increase (decrease) in cash and cash equivalents	(95,840)	52,285
Cash and cash equivalents:
Beginning of period	155,645	83,750

End of period	$59,805	$136,035

InfoSpace, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Adjusted EBITDA Reconciliation (1)

(Unaudited)

(Amounts in thousands)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
Net income (loss) (2)	$2,678	$(102)	$903	$2,112
Discontinued operations	—	1,684	9,927	2,444
Depreciation and amortization of intangible assets	1,115	1,735	3,942	5,212
Stock-based compensation	3,049	2,708	6,420	8,778
Other loss, net (3)	456	493	274	4,152
Income tax expense	1,204	81	4,992	1,501

Adjusted EBITDA (4)	$8,502	$6,599	$26,458	$24,199

InfoSpace, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Non-GAAP Reconciliation (1)

(Unaudited)

(Amounts in thousands)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
Net income (loss) (2)	$2,678	$(102)	$903	$2,112
Discontinued operations	—	1,684	9,927	2,444

Income from continuing operations (2)	2,678	1,582	10,830	4,556
Non-cash income tax expense from continuing operations(1)	1,135	167	4,667	1,450

Non-GAAP net income (4)	$3,813	$1,749	$15,497	$6,006

Income from continuing operations- diluted	$0.07	$0.04	$0.28	$0.12
Non-cash income taxes per share - diluted (4)	0.03	0.01	$0.13	0.04

Non-GAAP net income per share - diluted (4)	$0.10	$0.05	$0.41	$0.16

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance

(Amounts in thousands)

	Ranges for the three months ending
	December 31, 2011
Net income	$3,500	$4,500
Depreciation	1,000	1,000
Stock-based compensation	1,000	1,000
Other income, net (3)	(100)	(100)
Income tax expense	2,100	2,100

Adjusted EBITDA	$7,500	$8,500

(1)

InfoSpace’s Adjusted EBITDA is calculated by adjusting net income (loss) determined in accordance with generally accepted accounting principles ("GAAP") to exclude the effects of discontinued operations (including loss from discontinued operations, net of taxes, and loss on sale of discontinued operations, net of taxes), income taxes, depreciation, amortization of intangible assets, stock-based compensation expense, and other loss, net (which includes such items as adjustments to the fair values of contingent liabilities related to business combinations, gains on resolutions of contingencies, interest income, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed above. InfoSpace’s management believes that Adjusted EBITDA provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses and gains that management believes are not indicative of its core business operating results. InfoSpace uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. InfoSpace believes that Adjusted EBITDA is a common measure used by investors and analysts to evaluate its performance, that it provides a more complete understanding of the results of operations and trends affecting the Company's business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure.

InfoSpace’s Non-GAAP net income is calculated by adjusting GAAP net income to exclude the effects of discontinued operations (including loss from discontinued operations, net of taxes, and loss on sale of discontinued operations, net of taxes) and the non-cash portion of income tax expense from continuing operations. The non-cash portion of income tax expense from continuing operations represents a reduction to cash taxes payable associated with the utilization of deferred tax assets, which are primarily comprised of U.S. federal net operating losses. Due to the Company’s continued ability to offset a substantial portion of its cash tax liabilities through 2020 provided by these deferred tax assets, management believes that excluding the non-cash portion of income tax expense from continuing operations and the effects of discontinued operations from its GAAP net income provides meaningful supplemental information to investors and analysts regarding the Company’s performance and the valuation of its business.

Adjusted EBITDA and non-GAAP net income (loss) should be evaluated in light of the Company's financial results prepared in accordance with GAAP, and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income .

(2)	As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).
(3)

Other loss, net, primarily consists of adjustments to the fair values of contingent liabilities related to business combinations, gains on resolutions of contingencies, interest income, foreign currency gains or losses, and gains or losses from the disposal of assets.

(4)	Amounts previously disclosed have been revised to reflect the effect of classifying the Company's Mercantila e-commerce business as discontinued operations.